UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

March 6, 2019

FRESH DEL MONTE PRODUCE INC.

(Exact name of registrant as specified in its charter)

The Cayman Islands	333-07708	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman, KY1-9005

Cayman Islands

(Address of principal executive offices)

(305) 520-8400

(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

(Address of Registrant’s U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2019, Emanuel Lazopoulos, Senior Vice President, North America Sales, Marketing and Product Management, notified Fresh Del Monte Produce Inc. (the “Company”) of his intention to retire effective April 19, 2019.

Item 8.01.	Other Events.

On March 6, 2019, the Company appointed Danny Dumas as its Senior Vice President, North America Sales, Marketing and Product Management, effective April 19, 2019. Mr. Dumas, 50, previously served as the Company’s Vice President NA Sales & Product Management (Banana & Pineapple Programs) since 2014. From 2013 through 2014, he served as the Company’s Vice President Sales Canada. Prior to that time, he served as the Company’s Vice President Operations Europe & Africa from 2010 until 2013, Vice President NA Sales & Product Management (Banana & Pineapple Programs) from 2006 to 2010 and District Sales Manager Canada from 1998 to 2006. Before joining the Company, between 1989 and 1998, Mr. Dumas held various positions with Dole Fresh Fruit Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2019	FRESH DEL MONTE PRODUCE INC. (Registrant)

	By:	/s/ Richard Contreras
Richard Contreras Senior Vice President & Chief Financial Officer